UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 11, 2006

LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:	(610) 648-1700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01	Entry Into a Material Definitive Agreement.
     On April 13, 2006, Liberty Property Philadelphia Corporation IV East (the “General Partner”), Liberty Property Limited Partnership (the “Investor A Limited Partner”) and 1701 JFK Boulevard Philadelphia, L.P. (the “Investor B Limited Partner”) entered into a joint venture transaction (the “JV Transaction”) by reconstituting and continuing Liberty/Commerz 1701 JFK Boulevard, L.P. (the “Partnership”) pursuant to the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of April 11, 2006 (the “Partnership Agreement”).
     As part of the JV Transaction, the Investor B Limited Partner was admitted to the Partnership as an 80% limited partner and the name of the Partnership was changed from “Liberty Property Philadelphia Limited Partnership IV East” to “Liberty/Commerz 1701 JFK Boulevard, L.P.” The General Partner and the Investor A Limited Partner retain a 20% interest. The Partnership was formed for the purpose of developing and operating a 1.25 million square foot office tower currently under construction located at 17th Street and John F. Kennedy Boulevard, Philadelphia, Pennsylvania, which is commonly known as the “Comcast Center” (the “Property”). The development of the Property is on schedule for a phased occupancy beginning in late 2007. The Property is currently 73% pre-leased to four tenants. Comcast Corporation has leased 873,000 square feet of the Property.
     The transaction values the Property at $505 million and, in addition, allocates approximately $10 million in closing costs and future property refurbishment costs.
     The Investor B Limited Partner, which is an affiliate of Commerz Leasing and Immobilien AG, a wholly-owned subsidiary of Commerzbank AG, is providing its capital contribution in two equal installments. The first installment was made on April 13, 2006 and the second installment will, contingent on the Property construction schedule, be made on December 31, 2006.
     The General Partner will manage the day-to-day operations of the Partnership in accordance with the terms of the Partnership Agreement. Liberty Property Limited Partnership will manage and lease the Property pursuant to a Management and Leasing Agreement.
     The Partnership Agreement provides that the Investor B Limited Partner has the right to put its interests in the Partnership to the Investor A Limited Partner for a purchase price equal to the total of the capital contributions made by the Investor A Limited Partner, plus a premium, upon the occurrence of certain events specified in the Partnership Agreement.
     The Limited Partners have special sale rights pursuant to which either Limited Partner may initiate a sale of the Property after the seventh anniversary of the final occupancy date of the portion of the Property occupied by Comcast Corporation.
     In connection with entering into the Partnership Agreement, the Investor A Limited Partner entered into an NOI Support Agreement in favor of the Partnership, dated as of April 11, 2006, designed to ensure a certain level of cash flow for the Partnership. The NOI Support Agreement terminates on the earlier of the 7th anniversary of the Commencement Date (as defined in the NOI Support Agreement) or on the date when sufficient new leases have been entered into, and rent commenced thereunder, so that the amount payable under the NOI Support Agreement is reduced to zero.
     The Investor A Limited Partner entered into a Completion and Payment Agreement and Guaranty, dated as of April 11, 2006. The Agreement provides that the Investor A Limited Partner unconditionally guarantees to Investor B Limited Partner and the Partnership, among other things, the timely lien-free completion of construction of the Property (including all tenant work and tenant costs for the initial lease-up of the Property), the payment of any cost overruns associated with the construction of the Property (including costs under the existing lease with Comcast Corporation resulting from any delay in construction) and the payment and performance of other obligations and undertakings described in the Completion and Payment Agreement and Guaranty.
     The parties also entered into a Master Agreement, dated as of April 11, 2006. Among other terms, the Master Agreement provides that the Investor B Limited Partner will have a right of first negotiation to participate financially in the development of a second building that may be built adjacent to the Property. This right of first negotiation is subordinate to certain rights that Comcast Corporation has to lease the second building, if constructed.
     In connection with the transaction, the Partnership has obtained a $324 million forward loan commitment from Citigroup Global Markets Realty Corp., at a rate of 6.15% based upon the building’s scheduled occupancy. This non-recourse loan (the “Loan”) is scheduled to fund upon the completion of the Property and satisfaction of certain other conditions, currently projected to be March 2008. The Partnership’s obligation to pay the principal and interest on the Loan and all other amounts due under the definitive agreements (the “Loan Agreements”) that would be entered into in connection with the Loan shall be evidenced initially by a promissory note with a final maturity approximately ten (10) years after the date of funding. The Commitment provides that the Loan shall be secured by, among other items, a mortgage on the Property and an assignment of all agreements to which the Partnership is a party or which are assigned to the Partnership. The Loan Agreements will contain customary covenants and events of default. If an event of default occurs and is continuing, the Partnership may be required to repay all amounts outstanding under the Loan Agreements.
     In connection with the Commitment the Investor A Limited Partner has entered into a Rate Lock Agreement in order to lock the interest rate that will be payable when the Loan is funded, subject to increases based on the time period between the signing of the rate lock and the actual funding. This agreement requires the payment of fees to the lender, and could result in breakage costs (which might be substantial in view of the amount of the Loan and the time period between signing this agreement and the contemplated funding) payable by the Investor A Limited Partner if the Loan is not funded. Pursuant to the Partnership Agreement, the Partnership has agreed to be responsible for these breakage costs, unless the Loan does not fund due to defaults of the Investor A Limited Partner.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST
By:	/s/ George J. Alburger, Jr.
George J. Alburger, Jr.
Executive Vice President and Chief Financial Officer

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	Liberty Property Trust, its sole General Partner

By:	/s/ George J. Alburger, Jr.
George J. Alburger, Jr.
Executive Vice President and Chief Financial Officer

Dated: April 13, 2006